UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2010

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On January 29, 2010, The Carphone Warehouse Group PLC (“CPW”) announced its proposal to demerge and separate CPW into two new holding companies to be listed on the London Stock Exchange: TalkTalk Group PLC, which will be the holding company for the fixed line voice and broadband telecommunications business, and New Carphone Warehouse PLC (“New Carphone Warehouse”), which includes CPW’s 50% ownership interest in Best Buy Europe Distributions Limited (“Best Buy Europe”). Best Buy Europe was formed on June 30, 2008, as a venture, which is 50% owned by Best Buy Co., Inc. (“Best Buy” or the “registrant”) and 50% owned by CPW.  Best Buy Europe will form part of the New Carphone Warehouse listed company.

Upon approval of the transaction by CPW’s shareholders and if all other conditions are satisfied, the demerger and associated transactions are expected to be consummated on March 29, 2010, with secondary listing trading of New Carphone Warehouse shares on the London Stock Exchange to commence on that date.  In addition, the shareholder agreement between CPW and the registrant governing the Best Buy Europe venture, previously filed by the registrant on a Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on July 3, 2008,  will be assigned from CPW to New Carphone Warehouse upon approval of the transaction by CPW’s shareholders.  The registrant and CPW have also agreed to conforming amendments to the shareholder agreement and related agreements between the parties in order to enable the demerger and associated transactions.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 27, 2010, Best Buy Europe entered into a £125 million (or $202 million based on the exchange rate in effect on January 27, 2010) revolving credit facility agreement (the “Agreement”) with Best Buy Distributions Limited (the “Subsidiary”), a subsidiary of Best Buy, and CPW to finance the working capital needs of Best Buy Europe. Amounts to be borrowed under the Agreement will be provided for equally by the Subsidiary via intercompany transactions and by CPW.  The Agreement expires in March 2013.  Upon approval of the demerger transaction described above, New Carphone Warehouse will replace CPW as a lender under the Agreement.

Interest rates under the Agreement are variable, based on London Interbank Offered Rate (LIBOR) plus a margin of 3.00%. The Agreement establishes a commitment fee of 1.5% on unused available capacity.

The Agreement is not guaranteed by Best Buy Co., Inc., or any subsidiary nor does it provide for any recourse to Best Buy Co., Inc.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement which is attached hereto as Exhibit No. 4.1 and incorporated herein by reference.

Concurrent with the execution of the Agreement, the registrant’s existing revolving credit facility available to Best Buy Europe with CPW as lender was terminated.  At January 27, 2010, no amounts were outstanding under this revolving credit facility, which was originally scheduled to expire in March 2013.

ITEM 7.01	Regulation FD Disclosure.

The news release issued on January 29, 2010, by CPW is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K.

A condition to closing the transaction is the approval of CPW’s shareholders at a general meeting scheduled to be held on February 24, 2010.  The prospectus describing the demerger proposal and associated transactions and notice of general meeting was distributed to CPW’s shareholders on January 29, 2010. A copy of the prospectus will be filed with an amendment to this Current Report on Form 8-K.

Some of the matters discussed in this Current Report on Form 8-K (including Exhibit 99.1) constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of the registrant and its management.  The registrant’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to, the risk factors set forth in the registrant’s filings with the SEC.

ITEM 9.01	Exhibits.

(d) The following exhibits are furnished or filed, as described below, as exhibits to this report.

Number	Description
4.1	£125,000,000 Facility Agreement, made between Best Buy Europe Distributions Limited, Best Buy Distributions Limited, The Carphone Warehouse Group PLC and New Carphone Warehouse PLC, as filed
99.1	News release issued by The Carphone Warehouse Group PLC dated January 29, 2010, as furnished

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: January 29, 2010	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief Accounting Officer